CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the reference to our firm in this Post-Effective Amendment Number 12 of Analysts Investment Trust dated July 31, 2001.




Berge & Company LTD.
July 31, 2001



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